Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of July 17, 2008, by and among China TransInfo Technology Corp., a Nevada corporation (collectively with its predecessors, the “Company”), the investors listed on the Schedule attached hereto as Schedule I and identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”), and Beijing PKU Chinafront High Technology Co., Ltd., a company organized under the laws of the People’s Republic of China (“PKU”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and in reliance upon the applicable exemptions from securities registration under the Securities Act (as defined below), the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement, and

WHEREAS, contemporaneous with the sale and purchase of the certain securities, (i) the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit A, pursuant to which the Company will agree to provide certain registration rights under the Securities Act, and (ii) the Company, the Existing Shareholders (as defined herein) and the Investors will execute and deliver a Voting Agreement, in the form attached hereto as Exhibit B.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company, the Investors and PKU agree as follows:

ARTICLE 1.
DEFINITIONS

1.1. Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

“Business Day” means any day except Saturday, Sunday and any day on which on which banking institutions in the State of New York or the PRC are authorized or required by law or other governmental action to close.

“Buy-In” has the meaning set forth in Section 4.1(c).

“Closing” means the closing of the purchase and sale of the Shares pursuant to Article II.

“Closing Date” means the Business Day on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified.

“Company Counsel” means Thelen Reid Brown Raysman & Steiner LLP.

“Company Deliverables” has the meaning set forth in Section 2.3(a).

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Effective Date” means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Evaluation Date” has the meaning set forth in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Shareholders” means Karmen Investment Holdings Limited and Leguna Verde Investments Limited.

“GAAP” means U.S. generally accepted accounting principles.

“Intellectual Property Rights” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; and (iv) registrations, applications and renewals for any of the foregoing.

“Intellectual Property Rights Licensing Agreements” has the meaning set forth in Section 3.1(p).

“Investor Deliverables” has the meaning set forth in Section 2.2(b).

“Investor Party” has the meaning set forth in Section 4.7.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“Losses” has the meaning set forth in Section 4.7.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material and adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

“May 2007 Acquisition” means the reverse acquisition and related transactions described in the section titled “Item 1. Description of Business - Background - Reverse Acquisition and Private Placement” in the Form 10-KSB filed by the Company with the Securities and Exchange Commission for the fiscal year ended December 31, 2007.

“Money Laundering Laws” has the meaning set forth in Section 3.1(ee).

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“OFAC” has the meaning set forth in Section 3.1(dd).

“Outside Date” means the thirtieth (30th) calendar day following the date of this Agreement; provided, that if such day should fall on a day that is not a Business Day, the Outside Date shall be deemed the next day that is a Business Day.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PRC” means the People’s Republic of China, not including Taiwan, Hong Kong and Macau.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” means, with respect to each Investor, the Purchase Price indicated on such Investor’s signature page to this Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investors, in the form of Exhibit A hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Shares.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SAIF” means SAIF Partners III L.P., a limited liability partnership organized and existing under the laws of the Cayman Islands.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” has the meaning set forth in Section 4.1(c).

“Shares” means the shares of Common Stock issued or issuable to the Investors pursuant to this Agreement.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subsidiary” means, as to the Company, any “subsidiary” as defined in Rule 1-02(x) of the Regulation S-X promulgated by the Commission under the Exchange Act.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Voting Agreement” means the Voting Agreement, dated as of the date of this Agreement, among the Company, the Existing Shareholders and the Investors, in the form of Exhibit B hereto.

“Warrantors” means the Company and PKU.

ARTICLE 2.
PURCHASE AND SALE

2.1. Purchase of Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Shares in the respective amounts set forth below the Investors’ names on the signature pages hereto for the Purchase Price.

2.2. Closing. The Closing shall take place at the offices of the Company, at 07 Floor E-Wing Center, No. 113 Zhichunlu, Haidan District, Beijing, People’s Republic of China 100086, at 10:00 A.M. local time on the Closing Date or at such other location and on such other date as the parties may mutually agree.

2.3. Closing Deliveries.

(a) At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):

(i) a certificate representing the number of Shares set forth below such Investor’s name on the signature pages hereto, registered in the name of such Investor against payment of such Investor’s Purchase Price in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company;

(ii) the agreements specified in Section 5.1(f), duly signed by the Company or each of the Existing Shareholders, as applicable;

(iii) the legal opinion of Company Counsel, in agreed form, addressed to the Investors;

(iv) a certificate, executed on behalf of the Company by its chief executive officer or its chief financial officer, dated as of the Closing Date, certifying the fulfillment of the condition specified in Section 5.1(b); and

(v) a certificate, executed on behalf of the Company by its secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by the Transaction Documents, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of Persons signing the Transaction Documents and related documents on behalf of the Company.

(b) By the Closing, each Investor shall deliver or cause to be delivered to the Company the following:

(i) the Purchase Price for the Shares in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose; and

(ii) the agreements specified in Section 5.2(d), each duly signed by such Investor (collectively, the “Investor Deliverables”).

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Company. The Warrantors hereby jointly and severally make the following representations and warranties to each Investor as of the date hereof and the Closing Date:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Qualification. The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. To the Warrantors’ best knowledge, no Proceeding has been instituted in any jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail, such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company or any Subsidiary in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents as in effect on the date hereof, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any United States or PRC court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.5 hereof, (v) if, at the Closing, the Company’s securities are listed on the NASDAQ Capital Market, the filing with NASDAQ of an applicable additional shares listing application relating to the Shares issuable hereunder, and (vi) those that have been made or obtained prior to the date of this Agreement.

(f) Issuance of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement in order to issue the Shares.

(g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans and all shares of capital stock of the Company issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company, is specified in Schedule 3.1(g). All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable. Except as specified in Schedule 3.1(g), no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents or with respect to any securities of the Company. Except as specified in Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock of the Company, or securities or rights convertible or exchangeable into shares of capital stock of the Company. The issue and sale of the Shares will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. Neither the Company nor any Subsidiary has issued any capital stock in a private placement transaction in the PRC, including, without limitation, in a transaction commonly referred to in the PRC as a “1 ½ transaction.”

(h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Press Releases. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made and when made, not misleading.

(j) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) neither the Company nor any Subsidiary has incurred any liabilities (direct, indirect, contingent, or otherwise) other than those incurred in the ordinary course of business consistent with past practice, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) neither the Company nor any Subsidiary has waived any material right or material debt owed to it, (vi) neither the Company nor any Subsidiary has changed or amended its certificate or articles of incorporation, bylaws or other organizational or charter documents, or change any material contract or arrangement by which the Company or Subsidiary is bound or to which its assets or properties is subject, (vii) the Company has not issued any equity securities to any officer, director or Affiliate of the Company or any of its Subsidiaries, except pursuant to existing Company stock option plans or stock option agreements as disclosed in the Company’s SEC Reports, and (viii) neither the Company nor any Subsidiary has entered into any transaction other than in the ordinary course of business. The Company does not have pending before the Commission any request for confidential treatment of information.

(k) Litigation. There is no pending or, to the knowledge of the Warrantors, threatened Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports. There has not been, and to the knowledge of the Warrantors, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l) Labor Relations. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement. No material labor dispute exists or, to the knowledge of the Warrantors, is imminent with respect to any of the employees of the Company or any Subsidiary.

(m) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, approvals, authorizations and permits issued by the appropriate United States federal, state, local, PRC national, provincial or local, and other foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, all of which are valid and in full force and effect, except where the failure to possess such certificates, approvals, authorizations and permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company and the Subsidiaries have performed in all material respects all of their obligations with respect to such certificates, approvals, authorizations and permits and no event has occurred that allows, or after notice or lapse of time, would allow, revocation or termination thereof, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificates, approvals, authorizations and permits.

(o) Title to Assets. The Company and the Subsidiaries have valid land use rights for all real property that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(p) Patents and Trademarks. Schedule 3.1(p) sets forth all of the Intellectual Property Rights that the Company and its Subsidiaries own or have the rights to use. The Intellectual Property Rights constitute all intellectual property rights that are necessary for use by the Company and its Subsidiaries in connection with their respective businesses as described in the SEC Reports. Except as set forth in Schedule 3.1(p), all such Intellectual Property Rights are valid and enforceable, there is no existing infringement by another Person of any of the Intellectual Property Rights and no Intellectual Property Rights are involved in any cancellation, dispute or Action and, to the knowledge of the Company and the Subsidiaries, no such Action is threatened. Neither the Company nor any of its Subsidiaries has received a written or oral notice that the Intellectual Property Rights used by any of them violates or infringes upon the rights of any Person. To the knowledge of the Company and its Subsidiaries, no former or current employee, no former or current consultant, and no third-party joint developer of the Company or its Subsidiaries has any Intellectual Property Rights made, developed, conceived, created or written by the aforesaid employee, consultant or third-party joint developer during the period of his or her retention by, or joint venture with, such Company or Subsidiary which can be asserted against any of the Company or any such Subsidiary. The Intellectual Property Rights and the owner thereof or agreement through which they are licensed to any of the Company or its Subsidiaries are set forth on Schedule 3.1(p). By the Closing, the Company shall have entered into agreements by which it is granted irrevocable, exclusive, royalty-free licenses on all Intellectual Property Rights that are registered to or owned by any Person other than the Company or its predecessor. Such agreements together with the agreements referenced in Schedule 3.1(p) are collectively the “Intellectual Property Rights Licensing Agreements.” The Company and its Subsidiaries will take such action as may be required, including making and maintaining the filings set forth in Schedule 3.1(p), and shall cause any such transfers of Intellectual Property Rights to the Company to be granted as is required in order for the Company to become the registered owner (in its current name) of all such Intellectual Property Rights (including, without limitation, the entering into of any Intellectual Property Rights Licensing Agreements as may be necessary and the filing and maintaining of any information with the relevant PRC authority which relate to the change of name for those Intellectual Property Rights currently in the name of an entity other than the Company). All Intellectual Property Rights Licensing Agreements are valid and binding obligations of the Company and, to the Company’s knowledge, to the counterparty thereto, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. To the Company’s knowledge, neither the Company nor the counterparty thereto is in material breach thereof.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.

(r) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Warrantors, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Warrantors, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(s) Internal Accounting Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for the Company’s most recently ended fiscal quarter or fiscal year-end (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-KSB or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308(c) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls. The books, records and accounts of the Company accurately and fairly reflect the transactions in, and dispositions of, the assets of, and the results of operations of, the Company. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

(t) Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(u) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(v) Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2(b)-(e), the offer and sale of the Shares by the Company to the Investors under the Transaction Documents is exempt from the registration requirements of the Securities Act. The Company is eligible to register its Common Stock for resale by the Investors under Form S-1 promulgated under the Securities Act. Except as set forth on Schedule 3.1(v), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to require the Company to register any securities of the Company registered under the Securities Act that have not been satisfied.

(w) Listing and Maintenance Requirements. Except as specified in the SEC Reports, the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted. The issuance and sale of the Shares under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Investors the Shares contemplated by Transaction Documents.

(x) Listing with NASDAQ. The Company has made an application to list the Common Stock, including the Shares, for trading on the NASDAQ Capital Market, and has taken all action necessary and desirable to cause the Common Stock to be listed thereon as promptly as practicable following the Closing Date. The Company has not received any notice or other indication from The NASDAQ Stock Market LLC or any of its Affiliates or any other Person, and the Company has no reason to believe, that its application to list the Common Stock on the NASDAQ Capital Market will be denied or delayed.

(y) Investment Company. The Company is not, and is not an Affiliate of, and after giving effect to the offer and sale of the Shares will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(z) Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Shares and the Investors’ ownership of the Shares.

(aa) No Additional Agreements. The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(bb) Consultation with Auditors. Simon & Edward LLP is the Company’s independent registered public accounting firm as required by the Exchange Act, and the rules and regulations of the Commission thereunder. The Company has consulted its independent auditors concerning the accounting treatment of the transactions contemplated by the Transaction Documents, and in connection therewith has furnished such auditors complete copies of the Transaction Documents.

(cc) Foreign Corrupt Practices Act. Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any of their respective directors, officers, employees, agents or other Persons acting on behalf of any of the Company or any Subsidiary, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Shares, for unlawful contributions, gifts, entertainment or other unlawful expenses related to any political activity, (ii) made any unlawful payment to any government officials or employees or to any political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on their behalf of which the Company is aware) which is in violation of law, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(dd) PFIC. Neither the Company nor any Subsidiary is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(ee) OFAC. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(ff) Money Laundering Laws. The operations of each of the Company and any Subsidiary are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no Action by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Warrantors, threatened.

(gg) Tax Matters. The Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it, except as would not have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company. All taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Warrantors’ knowledge, threatened against the Warrantors or any of their assets or property, other than Permitted Liens. There are no tax audits or investigations pending, which if adversely determined would result in a Material Adverse Effect. There are no outstanding tax sharing agreements or other such arrangements between the Company and any other Person. The Company does not have any deferred compensation arrangements and has not paid or is not required to pay any deferred compensation that would be subject to Section 409A of the Internal Revenue Code.

(hh) General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

(ii) Material Contracts. All material documents, contracts or other agreements of the Company required to be filed with the Commission have been filed with the Commission and are included in the exhibits to the SEC Reports. The description of the contracts, documents or other agreements contained in the SEC Reports (as the case may be) reflect in all material respects the terms of the underlying contract, document or other agreement. Each such contract, document or other agreement is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms. The Company is not in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would result in a Material Adverse Effect.

(jj) Additional PRC Representations and Warranties.

(i) All material consents, approvals, authorizations or licenses required under PRC law for the due and proper establishment and operation of the Company and the Subsidiaries have been duly obtained from the relevant PRC governmental authorities and are in full force and effect.

(ii) All filings and registrations with the PRC governmental authorities required in respect of the Company and the Subsidiaries and their operations, including, without limitation, the registration with the Ministry of Commerce, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, tax bureau and customs authorities or the corresponding provincial or municipal branches of these governmental authorities, where applicable, have been duly completed in accordance with the relevant PRC rules and regulations, except where, the failure to complete such filings and registrations does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(iii) The Company and the Subsidiaries have complied with all relevant PRC laws and regulations regarding the contribution and payment of its registered capital, the payment schedule of which has been approved by the relevant PRC governmental authorities. There are no outstanding rights of, or commitments made by the Company or any Subsidiary to sell any of their respective equity interests.

(iv) Neither the Company nor any Subsidiary is in receipt of any letter or notice from any relevant PRC governmental authority notifying it of the revocation, or otherwise questioning the validity, of any licenses or qualifications issued to it or any subsidy granted to it by any PRC governmental authority for non-compliance with the terms thereof or with applicable PRC laws, or the need for compliance or remedial actions in respect of the activities carried out by the Company or such Subsidiary, except such revocation as does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(v) The Company and the Subsidiaries have conducted their respective business activities within their permitted scope of business or have otherwise operated their respective businesses in compliance with all relevant legal requirements and with all requisite licenses and approvals granted by competent PRC governmental authorities other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect. As to licenses, approvals and government grants and concessions requisite or material for the conduct of any part of the Company or any Subsidiaries’ business which is subject to periodic renewal, neither the Company nor such Subsidiary has any knowledge of any grounds on which such requisite renewals will not be granted by the relevant PRC governmental authorities.

(vi) With regard to employment and staff or labor, the Company and the Subsidiaries have complied with all applicable PRC laws and regulations in all material respects, including without limitation, laws and regulations pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, housing provident fund, pensions or the like, other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(kk) Disclosure. The Company confirms that neither it nor any Person acting on its behalf has provided any Investor or its respective agents or counsel with any information that the Company believes constitutes material, non-public information concerning the Company, the Subsidiaries or their respective businesses, except insofar as the existence and terms of the proposed transactions contemplated hereunder may constitute such information. The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Investors regarding the Company, the Subsidiaries or their respective businesses and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement and any business plan or investor presentation provided by the Company or any Person acting on the Company's behalf) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(ll) May 2007 Acquisition.

(i) Except as set forth on Schedule 3.1(ll), the May 2007 Acquisition was effected in compliance with all laws of all applicable jurisdictions, including the PRC, except where the failure to so comply would not result in a Material Adverse Effect.

(ii) Except as set forth on Schedule 3.1(ll), neither the May 2007 Acquisition (or its implementation) nor any agreements, instruments or other documents entered into in connection with the May 2007 Acquisition: (a) resulted in any conflict with or violated any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents as in effect on the date of consummation of the May 2007 Acquisition; (b) conflicted with, or constituted a default (or an event that with notice or lapse of time or both would become a default) under, or gave to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary was or is a party or by which any property or asset of the Company or any Subsidiary was or is bound or affected; and (c) resulted in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary was or is subject, or by which any property or asset of the Company or a Subsidiary was or is bound or affected, except where any such violation would not result in a Material Adverse Effect.

(iii) Except as set forth on Schedule 3.1(ll), all consents, waivers, authorizations, approvals, filings, registrations and notices, required to be obtained or made in connection with the May 2007 Acquisition with any court or other federal, state, local or other governmental authority or other Person in each applicable jurisdiction (including the United States and the PRC) have been obtained or made and are in full force and effect, except where the failure to obtain any such consent, waiver, authorization or approval or make any such filing would not result in a Material Adverse Effect.

(iv) There are no legal or administrative or governmental proceedings pending anywhere challenging the effectiveness or validity of the May 2007 Acquisition or any of the agreements, instruments or other documents entered into in connection with the May 2007 Acquisition and, to the best knowledge of the Warrantors, no such proceedings are threatened or contemplated by any governmental authority or by other Person.

3.2. Representations and Warranties of the Investors. Each Investor hereby, severally and not jointly, represents and warrants to the Company as of the date hereof and the Closing Date:

(a) Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) Investment Intent. Such Investor is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time. Such Investor is acquiring the Shares hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

(c) Investor Status. At the time such Investor was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act. Such Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Shares. Such Investor acknowledges that an investment in the Shares is speculative and involves a high degree of risk.

(d) General Solicitation. Such Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e) Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f) Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision.

(g) Certain Trading Activities. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the earlier to occur of (1) the time that such Investor was first contacted by the Company regarding an investment in the Company and (2) the 30th day prior to the date of this Agreement. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

The Warrantors acknowledge and agree that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE 4.
OTHER COVENANTS AND AGREEMENTS

4.1. (a) Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Shares other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b) Certificates evidencing Shares (as defined in Section 4.1(c)) will contain the following legend, until such time as they are not required under Section 4.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Shares pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer thereof including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Except as otherwise provided in Section 4.1(c), any Shares subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

(c) Certificates evidencing Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) while a registration statement (including the Registration Statement) covering such Shares is then effective, or (ii) following a sale or transfer of such Shares pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company), or (iii) while such Shares are eligible for sale by the selling Investor without volume restrictions under Rule 144. The Company agrees that following the Effective Date or such other time as legends are no longer required to be set forth on certificates representing Shares under this Section 4.1(c), it will, no longer than three Trading Days following the delivery by an Investor to the Company or the Transfer Agent of a certificate representing such Shares containing a restrictive legend, deliver or instruct the Transfer Agent to deliver to such investor Shares which are free of all restrictive and other legends. If the Company is then eligible, certificates for Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to an Investor by crediting the prime brokerage account of such Investor with the Depository Trust Company System as directed by such Investor. If an Investor shall make a sale or transfer of Shares either (x) pursuant to Rule 144 or (y) pursuant to a registration statement and in each case shall have delivered to the Company or the Company’s transfer agent the certificate representing the applicable Shares containing a restrictive legend which are the subject of such sale or transfer and a representation letter in customary form (the date of such sale or transfer and Shares delivery being the “Share Delivery Date”) and (1) the Company shall fail to deliver or cause to be delivered to such Investor a certificate representing such Shares that is free from all restrictive or other legends by the third Trading Day following the Share Delivery Date and (2) following such third Trading Day after the Share Delivery Date and prior to the time such Shares are received free from restrictive legends, the Investor, or any third party on behalf of such Investor, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Shares (a “Buy-In”), then, in addition to any other rights available to the Investor under the Transaction Documents and applicable law, the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceed the proceeds received by such Investor as a result of the sale to which such Buy-In relates. The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

4.2. Furnishing of Information. As long as any Investor owns any Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company with the Commission after the date hereof pursuant to the Exchange Act. As long as any Investor owns Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Shares may reasonably request, including but not limited to providing the Investor with a written statement confirming that the Company has complied with the reporting requirements set forth in Rule 144, all to the extent required from time to time to enable such Person to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3. Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investors, or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the securities to the Investors.

4.4. Subsequent Registrations. Other than pursuant to the Registration Rights Agreement, prior to the first to occur of (a) the Effective Date of a Registration Statement resulting in all Registrable Securities (as defined in the Registration Rights Agreement) being registered for resale pursuant to one or more effective Registration Statements or (b) such time as all Registrable Securities may be sold by the Investors without volume restrictions pursuant to Rule 144, the Company may not file any registration statement (other than on Form S-8) with the Commission with respect to any securities of the Company.

4.5. Securities Laws Disclosure; Publicity. By 9:30 a.m. (New York City time) on the Trading Day following the execution of this Agreement, and by 9:30 a.m. (New York City time) on the Trading Day following the Closing Date, the Company shall issue press releases disclosing the transactions contemplated hereby and the Closing. On the Trading Day following the execution of this Agreement the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents), and on the Trading Day following the Closing Date the Company will file an additional Current Report on Form 8-K to disclose the Closing. In addition, the Company will make such other filings and notices and comply with any other obligations in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than a Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations.

4.6. Limitation on Issuance of Future Priced Securities. During the six months following the Closing Date, the Company shall not issue any “Future Priced Securities” as such term is described by NASD IM-4350-1.

4.7. Indemnification of Investors. In addition to the indemnity provided in the Registration Rights Agreement, each of the Warrantors will jointly and severally indemnify and hold the Investors and their directors, officers, shareholders, partners, employees and agents and each person who controls an Investor within the meaning of the Securities Act (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by either of the Warrantors in any Transaction Document. In addition to the indemnity contained herein, the Warrantors will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4.7 shall be the same as those set forth in Section 5 of the Registration Rights Agreement.

4.8. Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.9. Listing of Shares. The Company agrees that (i) to the extent not already included, it will include the Shares in its application to list the Common Stock for trading on the NASDAQ Capital Market, and will take such other action as is necessary or desirable to cause the Shares to be listed on the NASDAQ Capital Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of all applicable Trading Markets.

4.10. Use of Proceeds. The Company will use the net proceeds from the sale of the Shares hereunder for working capital purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company’s business and consistent with prior practices), or to redeem any Common Stock or any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

4.11. Form D. The Company will file a Form D with the Commission within 15 days of the Closing Date with respect to the Shares as required under Regulation D under the Securities Act, and will provide a copy thereof to the Investors.

4.12. No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

ARTICLE 5.
CONDITIONS PRECEDENT TO CLOSING

5.1. Conditions Precedent to the Obligations of the Investors to Purchase Shares. The obligation of each Investor to acquire Shares at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, any of which may be waived by such Investor (as to itself only):

(a) Representations and Warranties. The representations and warranties of the Warrantors contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c) No Injunction. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any statute, rule, regulation, order of or by any governmental authority, shall have been enacted, promulgated or issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated by the Transaction Documents;

(d) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect;

(e) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission, any Trading Market or any governmental or regulatory body (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, the Common Stock shall have been at all times since such date listed for trading on a Trading Market, and the Company shall not have received notice of any delisting or removal from trading on any Trading Market or that it is in violation of any rule, regulation or interpretation of any Trading Market that could lead to delisting or removal from trading;

(f) Agreements. The Company shall have delivered the Registration Rights Agreement, duly executed by the Company, and the Voting Agreement, duly executed by the Company and the Existing Shareholders.

(g) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.3(a);

(h) Permits. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Documents to be consummated on or prior to the Closing Date, all of which shall be in full force and effect; and

(i) Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

5.2. Conditions Precedent to the Obligations of the Company to Sell Shares. The obligation of the Company to sell and issue Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b) Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c) No Injunction. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any statute, rule, regulation, order of or by any governmental authority, shall have been enacted, promulgated or issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated by the Transaction Documents;

(d) Investor Deliverables. Each Investor shall have delivered its Purchase Price in accordance with Section 2.3(b) and the Registration Rights Agreement, duly executed by such Investor; and

(e) Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

ARTICLE 6.
MISCELLANEOUS

6.1. Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents; provided, however, that the Company shall, at Closing, reimburse the reasonable accountants’ fees of one accounting firm of and the reasonable attorneys’ fees of one counsel to the Investors. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares.

6.2. Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company	China TransInfo Technology Corp.
and/or PKU:	07 Floor E-Wing Center, No. 113 Zhichunlu, Haidan District, Beijing, People’s Republic of China 100086
Attn: Chief Executive Officer
Facsimile: 86-10-62637657

With a copy to:	Thelen Reid Brown Raysman & Steiner LLP
701 8th Street NW
Washington, D.C. 20001
Facsimile: (202) 654-1804
Attn.: Louis A. Bevilacqua, Esq.

If to an Investor:	To the address set forth under such Investor’s name on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4. Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding a majority of the Shares. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Shares. Without the written consent or the affirmative vote of each Investor affected thereby, an amendment or waiver under this Section 6.4 may not waive or amend any Transaction Document the effect of which would be to permit the Company to (1) name any Investor as an underwriter in a Registration Statement without such Investor’s specific written consent thereto, or (2) not include any Registrable Securities (as defined in the Registration Rights Agreement) of an Investor in a Registration Statement due to their refusal to be named as an underwriter therein.

6.5. Termination. This Agreement may be terminated prior to Closing:

(a) by written agreement of the Investors and the Company;

(b) by the Company if any of the conditions set forth in Section 5.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(c) by an Investor (with respect to itself only) if any of the conditions set forth in Section 5.1 shall have become incapable of fulfillment, and shall not have been waived by such Investor; or

(d) by either the Company or an Investor (with respect to itself only) upon written notice to the other parties, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the Outside Date;

provided, however, that, except in the case of clause (a) above, the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Investors. Upon a termination in accordance with this Section 6.5, the Company and the terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other Investor under the Transaction Documents as a result therefrom.

6.6. Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Investors.”

6.8. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7 (as to each Investor Party).

6.9. Governing Law and Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Notwithstanding Section 4.7 above, if either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

6.10. Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares, until the second anniversary of the date hereof.

6.11. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.12. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13. Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14. Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.15. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16. Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17. Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Shares pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

6.18. Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

6.19. Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

6.20. Director Expenses. For so long as a designee of SAIF is a member of the Company’s Board of Directors, the Company shall reimburse the reasonable out-of-pocket expenses of such director incurred in connection with attendance of meetings of the Company’s Board of Directors and other events at the request of the Company.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CHINA TRANSINFO TECHNOLOGY CORP.

By:	/s/ Shudong Xia
Name: Shudong Xia
Title: Chief Executive Officer

BEIJING PKU CHINAFRONT HIGH TECHNOLOGY CO., LTD.

By:	/s/ Shudong Xia
Name: Shudong Xia
Title: President

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR INVESTORS FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR:

SAIF PARTNERS III L.P.

By:	/s/ Andrew Y. Yan
Name: Andrew Y. Yan
Title: Authorized Signatory

Purchase Price: US$15,000,000

Number of Shares: 2,586,207

Tax ID No.: 98-0528689

ADDRESS FOR NOTICE

c/o:

Street: #2115, Two Pacific Place, 88 Queensway

City/State/Zip: Admiralty, Hong Kong

Attention: Anita Chan

Tel: +852.2918.2200

Fax: +852.2234.9116

DELIVERY INSTRUCTIONS
(if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Schedule I

SCHEDULE OF INVESTORS

Investor	Address and Facsimile Number

SAIF PARTNERS III L.P.	#2115, Two Pacific Place, 88 Queensway, Admiralty, Hong Kong (F) +852.2234.9116